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 [Insert LOGO Here]

                              September 21, 1998


 Mr. Larry Hodges
 President and CEO
 Mrs. Field's Original Cookies, Inc.
 2855 E. Cottonwood Pkwy, Suite 400
 Salt Lake City, UT 84121-0750

 Dear Mr. Hodges:

 This letter will constitute a corollary agreement to our existing marketing agreement between Mrs. Fields' Original Cookies, Inc. ("MFOC") and Coca-Cola USA Fountain ("CCF") dated January 9, 1997 and amended in writing on December 1, 1997.

 In return for mutually agreed upon marketing promotions beginning September 1, 1998 and completed by December 31, 1998, CCF will provide marketing funds in the amount of Four Hundred Fifty Thousand Dollars ($450,000) to MFOC.

 Sincerely,

 /s/ Tom Moore

 Tom Moore
 Vice President, Field Sales

 Accepted and agreed to this ____________ day of ____________ 1998

 MRS. FIELD'S ORIGINAL COOKIES, INC.

 By:  /s/ Larry Hodges
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       Larry Hodges, President

 Date:______________________________